UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6,2011

Mine Clearing Corporation

(Exact name of registrant as specified in its charter)

Nevada	002-5944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 Tyrone Place, Penticton, British Columbia, Canada (Address of principal executive offices)	V2A 8Z2 (Zip Code)

Registrant's Telephone Number, including area code: (250) 490-3378

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01

Changes in Control of Registrant

On May 27, 2011, Mr. Larry Olson, the Company’s former President, Chief Executive Officer, Secretary, Treasurer and director, transferred 23,400,000 restricted shares of the Company’s common stock to the Ralph W. Kettel II SEPIRA in a private transaction.  The Ralph W. Kettell II SEPIRA purchased the shares from its own funds in the amount of $60,000.00, and now owns 39.20% of the issued and outstanding shares of the Company.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, Larry Olson resigned as the Company’s Chief Executive Officer and President.  Subsequently on June 6, 2011, the board of directors appointed Quinn Bastian to serve as a member of the Company’s board of directors and to fill the position of Chief Financial Officer formerly held by Mr. Olson.  Camilo Velasquez was also appointed on June 6, 2011 to serve as a member of the Company’s board of directors and to fill the positions of interim CEO, President and Secretary and Treasurer formerly held by Mr. Olson.  There was no known disagreement with Mr. Olson on any matter relating to the Company’s operations, policies or practices and Mr. Olson has agreed to be available as a consultant to the Company.

There is no family relationship between Messrs. Bastian and Velasquez.

Neither Mr. Bastian nor Mr. Velasquez has had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  At this time, we do not have any employment agreement with either Mr. Bastian or Mr. Velasquez.

Mr. Bastian, age 64, served from 2005 to 2007 as Vice President of Finance of International Minerals Corporation, a Canadian mineral resource company.  Since 2008, Mr. Bastian has served as Chief Financial Officer of Boulder Hills Mines, Inc., a private mineral exploration company based in Idaho, with responsibility for accounting, financial records, and systems reporting. From 2000 to the present, Mr. Bastian has operated his own consulting practice, Quinn Bastian Associates.   As a consultant, Mr. Bastian has been retained to provide services in the general areas of accounting, business plans, financing, mergers and acquisitions, and reengineering. Since February 2011, Mr. Bastian has served as Director and Chair of the Audit and Compensation committees of South American Gold, Inc.

Mr. Velasquez, age 31, is Chief Financial Officer and corporate Secretary for South American Gold Corporation.  Mr. Velasquez has served as marketing consultant to Louis Vuitton in its Caribbean region from September 2009 until April 2011. Mr. Velasquez served as a managerial trainee, then financial analyst at Sterling Mining Company de Mexico S.A. and CV from October 2007 to May 2008 where he provided support to the accounting and auditing team.  From February 2002 to September 2007, Mr. Velasquez held various positions at the Merck & Co., Inc.’s Bogota, Colombia office.  Mr. Velasquez earned his Bachelor of Business Administration degree from Los Andes University in Bogota, Colombia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2011

MINE CLEARING CORPORATION

By:	/s/ Camilo Velasquez
Name:	Camilo Velasquez
Title:	President and Chief Executive Officer